Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-225673 on Form S-8 of Evergy, Inc. of our report dated February 21, 2018, relating to the consolidated financial statements of Great Plains Energy Incorporated and subsidiaries, appearing in Part II, Item 8, included within Great Plains Energy Incorporated’s Annual Report on Form 10-K, which is incorporated by reference in this Current Report on Form 8-K/A of Evergy, Inc. dated August 8, 2018.

/s/ Deloitte & Touche LLP

Kansas City, Missouri

August 8, 2018